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                                                                Exhibit 10.12(b)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                             OF CENDANT CORPORATION


The Amended and Restated 1997 Stock Incentive Plan of Cendant Corporation (the "Plan") is hereby amended as follows:


1. The first sentence of Section 3 of the Plan is hereby amended and restated to read, in its entirety, as follows:

            The total number of shares of Common Stock reserved and available for grant under the Plan shall be [forty] million [(40,000,000)].

2. RATIFICATION. Except as expressly set forth in this Amendment, the Plan is hereby ratified and confirmed without modification.

3.   EFFECTIVE DATE. This Amendment shall be effective as of March 27, 2000.